Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE September 18, 2024

McGrath Confirms Agreement to Terminate Pending Merger with WillScot

McGrath to receive $180 million termination fee from WillScot

Board increases share repurchase authorization to 2 million shares

McGrath to provide updates on financial outlook, business strategy and capital allocation during its third-quarter earnings conference call on October 24, 2024

Livermore, Calif – September 18, 2024 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today confirmed that WillScot Holdings Corporation (“WillScot”) (Nasdaq: WSC) and the Company mutually agreed to terminate their previously announced merger agreement. In accordance with the terms of the merger agreement, McGrath is receiving a termination fee of $180 million.

Joseph Hanna, President and Chief Executive Officer of McGrath, said: “Modular and portable storage solutions is a dynamic industry and, as we move forward, we will continue to grow and succeed through our unrelenting commitment to putting the customer first. The proposed transaction was a recognition of the enormous value created by our talented employees. Now, our team is energized and ready to execute our standalone strategy, and I am proud of the focus and tenacity the McGrath team demonstrated throughout this process. I look forward to actively engaging with our customers, partners and the financial community as we showcase the strategy that will lead McGrath’s future success. Moreover, we have always been focused on generating shareholder value as demonstrated by 33 consecutive years of dividend return increases and remain dedicated to this important objective going forward.”

McGrath’s strategic focus on our modular and portable storage growth opportunities will continue. We believe in our multi-year opportunity to bring additional value to our customers through expanded service offerings, including Mobile Modular Plus, Site Related Services and new modular equipment sales. In addition, we are committed to continuing to increase our customer base and geographic coverage. The McGrath team has demonstrated a track record of solid execution, which will be a strength as we pursue these opportunities.

Moving forward, we remain committed to building long-term shareholder value through sound strategic focus, disciplined capital allocation and consistent execution. In addition, the Company’s Board has authorized an increase in the common stock repurchase plan to 2 million shares. The amount and time of the specific repurchases are subject to prevailing market conditions, applicable legal requirements, the Company’s insider trading policy and other factors, including management’s discretion.

We look forward to providing an update on our business and the Company’s near- and medium-term financial prospects as part of our third quarter earnings release which is currently planned on October 24, 2024.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward-looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, statements about the outlook on future opportunities, strategic focus, implementation of the repurchase plan and the overall growth across the business are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: health of the education and commercial markets in our modular building division; unforeseen liabilities and integration challenges associated with the Vesta, Brekke Storage, Dixie Storage and Inland Storage acquisitions; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the other factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

Investor inquiries

Keith E. Pratt, EVP & Chief Financial Officer

Keith.Pratt@mgrc.com

Media inquiries

MediaRelations@MGRC.com

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